EXHIBIT 16.1

Yichien Yeh, CPA

 21738 51st AVENUE OAKLAND GARDENS, NY 11364 TEL (646) 243-0425 FAX (646) 389-0987

Mach 14, 2017

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549

Ladies and Gentlemen:

We have read Item 4.01 of Form 8-K dated March 9, 2017 of Umatrin Holding Ltd. and are in agreement with the statements contained therein as they pertain to our firm.

We have no basis to agree or disagree with any other statements made in Item 4.01 of such report.

Sincerely,

Yichien Yeh, CPA